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EXHIBIT 99.2

FINAL SUBSCRIPTION AGREEMENT

Mountain Bancshares, Inc.

P. O. Box 509

Dawsonville, Georgia 30534

Ladies and Gentlemen:

I hereby subscribe to purchase the number of shares of Mountain Bancshares, Inc.'s common stock indicated below.

I have received a copy of Mountain Bancshares, Inc.'s final prospectus, dated ___________________, 2002. I understand that my purchase of Mountain Bancshares, Inc.'s common stock involves significant risk, as described under "Risk Factors" in the final prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of Mountain Bancshares, Inc.'s offering of common stock, the accuracy or adequacy of the final prospectus, or any recommendation or endorsement concerning an investment in the common stock.

I enclose my check in the amount of $10.00 multiplied by the number of shares I wish to buy. My check is made payable to "The Bankers Bank - Escrow Account for Mountain Bancshares, Inc."

WHEN MOUNTAIN BANCSHARES, INC. RECEIVES THIS AGREEMENT AND MY CHECK, THIS SUBSCRIPTION WILL BE FINAL AND BINDING AND WILL BE IRREVOCCABLE UNTIL THE OFFERING IS CLOSED.

Number of Shares (minimum 250 shares): ________ Total Subscription Price (at $10.00 per shares): $_______

____________________________________ Please PRINT or TYPE exact name(s) in which the shares should be registered

(over)

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SUBSTITUTE W-9

Under the penalties of perjury, I certify that: (1) the Social Security number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.

Date	Signature(s)

Area Code and Telephone No.	Please indicate the form of ownership desired for the shares (individual), joint tenants with right of survivorship, tenant in common, trust, corporation, partnership custodian, etc.)

Social Security or Federal Taxpayer Identification No.	Street Address

City/State/Zip Code

TO BE COMPLETED BY MOUNTAIN BANCSHARES, INC.

Accepted as of __________________________, 2002, as to ___________ shares.

MOUNTAIN BANCSHARES, INC.

By:___________________________________
Signature

______________________________________
Print Name

When signing as attorney, trustee, administrator or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In case of joint tenants, each joint owner must sign.

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